UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 12, 2021

Glatfelter Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	001-03560	23-0628360
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4350 Congress Street, Suite 600, Charlotte, North Carolina	28209
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 704 885-2555

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GLT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

In connection with the proposed senior notes offering described in Item 8.01 below, Glatfelter Corporation (the “Company”) is providing potential investors with a preliminary offering memorandum, dated October 12, 2021 (the “Preliminary Offering Memorandum”). The Preliminary Offering Memorandum contains (i) certain information not previously disclosed by the Company; (ii) unaudited pro forma condensed combined financial information giving effect to the Company’s pending acquisition of PMM Holding (Luxembourg) AG (“Jacob Holm”), the Company’s consummated acquisition of all the outstanding equity interests of Georgia-Pacific Mt. Holly LLC, Georgia-Pacific’s U.S. nonwovens business, and the related proposed senior notes offering as described therein as of and for the six months ended June 30, 2021 and for the year ended December 31, 2020 and the related notes thereto; (iii) the audited financial statements of Jacob Holm as of December 31, 2020 and 2019 and for the years then ended and the related notes thereto and (iv) the unaudited financial statements of Jacob Holm as of June 30, 2021 and for the six-month periods ended June 30, 2021 and 2020 and the related notes thereto. This information is included in Exhibits 99.1, 99.2, 99.3 and 99.4 attached to this Current Report on Form 8-K (the “Form 8-K”), respectively, and incorporated herein by reference.

The information in this Item 7.01 and the exhibits attached to this Form 8-K as Exhibits 99.1, 99.2, 99.3 and 99.4 are being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, as amended, or otherwise subject to the liabilities of that Section nor shall they be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended, except as shall be expressly stated by specific reference in such filing.

Item 8.01 Other Events.

On October 12, 2021, the Company issued a press release announcing that, subject to market conditions, it intends to offer $500 million aggregate principal amount of senior notes due 2029 (the “Notes”) in an offering that is exempt from the registration requirements of the Securities Act. Each of the Company’s existing and future domestic restricted subsidiaries that guarantees the Company’s obligations under the Company’s credit facility (“Credit Facility”), which includes the Company’s revolving credit facility and term loan A facility, and/or certain other indebtedness will guarantee the Notes on a senior unsecured basis. The net proceeds from the offering of the Notes, together with cash on hand, are expected to be used to pay the purchase price of the Jacob Holm acquisition, to repay certain indebtedness of Jacob Holm, to repay outstanding revolving borrowings under the Credit Facility, and to pay estimated fees and expenses.

A copy of the press release is attached to this Form 8-K as Exhibit 99.5 and is incorporated herein by reference.

This Form 8-K, including the exhibits attached hereto, does not constitute an offer to sell, or a solicitation of an offer to buy, any security. No offer, solicitation, or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful. The Notes will not be registered under the Securities Act or the securities laws of any state or other jurisdiction, and, unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Excerpts from Preliminary Offering Memorandum.

99.2	Unaudited Pro Forma Condensed Combined Financial Information, together with the notes thereto, from the Preliminary Offering Memorandum, dated October 12, 2021.

99.3	Audited financial statements of Jacob Holm as of December 31, 2020 and 2019 and for the years then ended and related notes thereto.

99.4	Unaudited financial statements of Jacob Holm as of June 30, 2021 and for the six-month periods ended June 30, 2021 and 2020 and the related notes thereto.

99.5	Press release issued by Glatfelter Corporation on October 12, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Glatfelter Corporation

October 12, 2021	By:	/s/ Samuel L. Hillard
		Name:	Samuel L. Hillard
		Title:	Senior Vice President, Chief Financial Officer